UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2008

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 5, 2008, Daybreak Oil and Gas, Inc. (“Daybreak” or the “Company”), issued a press release announcing that the Company has entered into a Letter Agreement dated May 31, 2008 (the “Amendment”) amending the Purchase and Sale Agreement dated as of January 15, 2008, as amended by Letter Agreement dated April 23, 2008, between Daybreak and Lasso Partners, LLC (“Lasso”), for the sale of the interests of Daybreak to Lasso in the Tensas River Farms Project in Tensas and Franklin Parishes, Louisiana.

Under terms of the original Purchase and Sale Agreement, Daybreak and Lasso contemplated two separate closings for 100% of Daybreak's interests for a total purchase price of $8,000,000.  The April 23, 2008 amendment to the Purchase and Sale Agreement provided that a final closing in the amount of $5,500,000, subject to customary allowances, was to occur by May 31, 2008.  This Amendment provides that this final closing date shall instead occur no later than Friday, June 13, 2008.

A copy of the press release announcing an update to the closing of the sale of property interests located in Tensas and Franklin Parishes, Louisiana, as amended is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

d)  Exhibits:

99.1	Press Release dated June 5, 2008

99.2	Letter of Agreement to Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ James F. Westmoreland
James F. Westmoreland, Chief Financial Officer

Date:  June 5, 2008

Exhibits

99.1	Press Release dated June 5, 2008

99.2	Letter of Agreement to Amendment